Exhibit 10.1

FIRST AMENDMENT TO

ENVESTNET, INC. MANAGEMENT INCENTIVE PLAN

FOR ENVESTNET | TAMARAC MANAGEMENT EMPLOYEES

The Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees (the “Plan”) is hereby amended, effective as of April 11, 2013, by the following particulars:

1. By substituting the following subsection for Subsection 1.3 of the Plan:

“1.3 Participation. For purposes of the Plan, the term ‘Participant’ means any of those individuals listed on Exhibit A hereto.”

2. By substituting the following for Section 2 of the Plan in its entirety:

“SECTION 2

TARGET REVENUE INCENTIVE AWARDS AND

TARGET EBITDA INCENTIVE AWARDS

2.1 Definitions

(a)	“Annual Revenues” shall mean, with respect to each applicable twelve- (12-) month period ended March 31, an amount equal to (without duplication): (i) the sum of (A) all gross revenues in such period from sales of products and services of Tamarac irrespective of who sells them plus (B) (x) with respect to the twelve- (12-) month period ended March 31, 2013, twenty-five percent (25%) of gross revenues in such period from sales to Tamarac clients of investment products of the Company, its Related Companies (other than Tamarac) or their respective subsidiaries (other than Tamarac’s) and (y) with respect to each of the twelve- (12-) month periods ended March 31, 2014 and March 31, 2015, thirty-three percent (33%) of gross revenues in each such period from sales to Tamarac clients of investment products of the Company, its Related Companies (other than Tamarac) or their respective subsidiaries (other than Tamarac’s) minus (ii) the Base Revenue Amount.

(b)	“Annual EBITDA” shall mean, with respect to each applicable twelve- (12-) month period ended March 31, an amount equal to the earnings before interest, taxes, depreciation, and amortization of Tamarac for such period.

(c)	“Base EBITDA Amount” shall have the meaning set forth on Exhibit B hereto.

(d)	“Base Revenue Amount” shall have the meaning set forth on Exhibit B hereto.

(e)	“Business Plan and Budget” shall mean the business plan and budget set forth on Exhibit C hereto.

(f)	“Section 2 Percentage” shall have the meaning set forth on Exhibit B hereto.

(g)	“Section 2(i) Factor” shall have the meaning set forth on Exhibit B hereto.

(h)	“Section 2(ii) Factor” shall have the meaning set forth on Exhibit B hereto.

(i)	“Section 2(iii) (EBITDA) Factor” shall have the meaning set forth on Exhibit B hereto.

(j)	“Section 2(iii) (Revenue) Factor” shall have the meaning set forth on Exhibit B hereto.

(k)	“Target Annual EBITDA” shall have the meaning set forth on Exhibit B hereto.

(l)	“Target Annual Revenue” shall have the meaning set forth on Exhibit B hereto.

(m)	“Total Incentive Shares” shall mean a total of 559,551 registered shares of Stock at the Effective Date issuable as Total EBITDA Target Shares and Total Revenue Target Shares.

(j)	“Total EBITDA Target Shares” shall mean a total of 186,517 registered shares of Stock at the Effective Date for purposes of this Section 2.

(k)	“Total Revenue Target Shares” shall mean a total of 373,034 registered shares of Stock at the Effective Date for purposes of this Section 2.

2.2	General.

(a)	Issuance. The Company shall issue to each Participant on May 1, 2012 such Participant’s allocation (determined as set forth in Subsection 2.7 below) of the Total Incentive Shares; provided, however, that with respect to each Participant who becomes a Participant in the Plan after May 1, 2012, the Company shall issue such Participant’s allocation (determined as set forth in Subsection 2.7 below) of the Total Incentive Shares as soon as practicable after the date that such Participant’s participation in the Plan becomes effective. The Total Incentive Shares that are issued to a Participant pursuant to this Subsection 2.2 shall be subject to the restrictions set forth herein.

(b)	Vesting. The Total Incentive Shares issued to a Participant are eligible to become “performance vested” by such Participant during three (3) consecutive twelve- (12-) month performance periods in accordance with the methodology set forth in Subsection 2.3 and Subsection 2.4; provided, however, that any Total Incentive Shares that have become performance vested with respect to a Participant for a performance period shall, except as otherwise provided herein, be further subject to two- (2-) year cliff vesting based on such Participant’s continued employment with the Company throughout such two- (2-) year period.

2.3 Target Revenue Incentive Awards. The number of Total Revenue Target Shares that may become performance vested for each applicable twelve- (12-) month period ending on the March 31 of each of years 2013, 2014 and 2015 shall be determined prior to the next following May 15 of the applicable year as follows: if the Annual Revenues for such twelve- (12-) month period ending March 31 equal or exceed the applicable Section 2 Percentage of the Target Annual Revenues for such period, the number of the Total Revenue Target Shares that will become performance vested for such twelve- (12-) month period shall be equal to:

(i)	(x) Annual Revenues, divided by Target Annual Revenues, minus

(y) the applicable Section 2(i) Factor, multiplied by

(ii)	the applicable Section 2(ii) Factor, multiplied by

(iii)	the applicable Section 2(iii) (Revenue) Factor.

2.4 Target EBITDA Incentive Awards. The number of Total EBITDA Target Shares that may become performance vested for each applicable twelve- (12-) month period ending on the March 31 of each of years 2014 and 2015 shall be determined prior to the next following May 15 of the applicable year as follows: if the Annual EBITDA for such twelve- (12-) month period ending March 31 equals or exceeds the applicable Section 2 Percentage of the Target Annual EBITDA for such period, the number of the Total EBITDA Target Shares that shall be performance vested for such twelve- (12-) month period shall be equal to:

(i)	(x) Annual EBITDA, divided by Target Annual EBITDA, minus

(y) the applicable Section 2(i) Factor, multiplied by

(ii)	the applicable Section 2(ii) Factor, multiplied by

(iii)	the applicable Section 2(iii) (EBITDA) Factor.

2.5 Limitations.

(a) Notwithstanding any provision herein to the contrary, no shares of Stock under the Plan are eligible to become performance vested for any period ending after March 31, 2015. Any Total Incentive Shares that have not become performance vested as of the period ending March 31, 2015 pursuant to this Section 2 shall be forfeited.

(b) Notwithstanding any provision in the Plan, in no event shall the number of Total Revenue Target Shares that may be performance vested exceed the aggregate Total Revenue Target Shares issued and allocated under the Plan.

(c) In no event shall the number of Total EBITDA Target Shares that may be performance vested exceed the aggregate Total EBITDA Target Shares issued and allocated under the Plan.

(d) All shares of Stock issued pursuant to this Section 2 shall be subject to all applicable tax withholdings.

2.6 Vesting Exceptions. Notwithstanding any provision herein, in the event that a Participant is terminated by the Company or a Related Company for Cause or voluntarily terminates his or her employment with the Company or a Related Company (other than for Good Reason), the Participant shall forfeit any shares of Stock that are unvested for any reason as of his or her termination date. If the Company terminates a Participant without Cause, if a Participant leaves or resigns for Good Reason, or if a Participant dies or becomes Incapacitated, (i) if such termination occurs prior to the date on which the number of Total Revenue Target Shares and/or Total EBITDA Target Shares that have become performance vested for any twelve- (12-) month period is determined (the “determination date”), then, as of the determination date, the Participant shall become fully vested the applicable number (if any) of shares of Stock with respect to such twelve- (12-) month period as if he or she were an active employee of the Company or a Related Company on such determination date, and (ii) as of such Participant’s termination date, the Participant shall be fully vested in any Total Incentive Shares that had become performance vested in any prior performance period (to the extent not already fully vested). In the event that, with respect to any Participant, there is any conflict between the provisions set forth in this Subsection 2.6 and the provisions of an employment or other agreement between such Participant and the Company, the provisions of such employment or other agreement shall govern.

2.7 Allocation of Stock. All shares of Stock issued pursuant to this Section 2 shall be allocated among the Participants as determined by the Committee (in its sole discretion, but after consultation with Stuart DePina, if he is employed by the Company or a Related Company at such time). If a Participant is terminated for Cause, or voluntarily terminates his or her employment (other than for Good Reason), then the Committee (in its sole discretion, but after consultation with Stuart DePina, if he is employed by the Company or a Related Company at such time) shall reallocate any shares of Stock that have been forfeited by such Participant among one or more of the Participants who remain employed, such that, at any given time, all issued Total Incentive Shares are fully allocated.

2.8 Reservation of Rights; Disclaimer. Nothing in this Section 2 is intended to or shall (i) limit the Company’s right to operate the business of Tamarac in a commercially reasonable manner at any time, or (ii) limit the Company from improving or modifying any aspect of the business of Tamarac in the exercise of its reasonable business judgment; provided, that the Company shall use commercially reasonable efforts to ensure that the business of Tamarac can support the operating expenses reflected in the Business Plan and Budget. For the avoidance of doubt, the right to payment under this Section 2 is a contract right and shall not give rise to any rights or duties (including fiduciary duties), express or implied, other than those expressly set forth herein.”

3. By substituting the attached Exhibit A for Exhibit A of the Plan.

4. By substituting the attached Exhibit B for Exhibit B of the Plan.